Exhibit 10.5

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

MASTER PROMISSORY NOTE

(this “Note”)

$[…***…]	March 31, 2010
Warrenville, Illinois

1. Agreement to Pay. FOR VALUE RECEIVED, GALAXY BIOFUELS LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of BP BIOFUELS NORTH AMERICA LLC, a Delaware limited liability company, its successors and assigns (“Lender”), the principal sum of […***…] (“Loan”), or so much thereof as may be advanced pursuant to that certain letter agreement of even date herewith between Borrower and Lender (as the same may be amended from time to time, the “Letter Agreement”) regarding certain Jennings Expenditures (as defined in the Letter Agreement) at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below and any and all other amounts which may be due and payable hereunder from time to time. Each advance made by Lender to or for the benefit of Borrower pursuant to the Letter Agreement and evidenced by this Note shall be recorded by Lender from time to time on the Annex attached to this Note and shall constitute conclusive evidence of the advances that have been made and are evidenced by this Note, absent manifest error. This Note is unsecured.

2. Interest Rate.

2.1 Interest Prior to Default. Interest shall accrue on the outstanding principal balance of this Note from the date hereof through March 31, 2013, (the “Maturity Date”) at an annual rate (the “Loan Rate”) equal to […***…].

2.2 Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (the “Default Rate”) equal to the Loan Rate plus […***…]; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note on the Maturity Date and shall be additional indebtedness evidenced by this Note.

2.3 Interest Calculation. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.

3. Payment Terms.

3.1 Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a) Commencing on April 30, 2010 and on the last day of each month thereafter, all interest accrued on this Note at the Loan Rate during such month shall be added to the unpaid principal balance of this Note and shall thereafter accrue interest at the Loan Rate until the Maturity Date, at which time all such accrued and unpaid interest shall be due and payable; and

(b) The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date.

3.2 Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to accrued and unpaid interest on the principal balance of this Note, (b) second, to any other amounts then due Lender hereunder or under the Letter Agreement, and (c) last, to the unpaid principal balance of this Note. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Letter Agreement in such order as Lender shall determine, in its sole discretion.

3.3 Method of Payments. All payments of principal and interest hereunder shall be paid only by wire transfer of good federal funds and shall be sent to such bank account as Lender or the legal holder or holders of this Note may from time to time designate in writing.

3.4 Prepayment. This Note may be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time upon five (5) days prior written notice to Lender.

4. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

4.1 the failure by Borrower to pay any installment of principal or interest payable pursuant to this Note on the date when due;

4.2 a default by Borrower in the observance or performance of any provision set forth in the Letter Agreement which is not remedied within ten (10) days after written notice thereof is given to Borrower by the holder of this Note;

4.3 Borrower files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Borrower or of all or any substantial part of the property of Borrower or all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days;

4.4 the commencement of any involuntary petition in bankruptcy against Borrower or the institution against Borrower of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Borrower which shall remain undismissed or undischarged for a period of sixty (60) days;

4.5 the dissolution, liquidation, termination or merger of Borrower;

4.6 Verenium Corporation (“Verenium”) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Verenium or of all or any substantial part of the property of Verenium or all or a substantial part of the assets of Verenium are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days; or

4.7 the commencement of any involuntary petition in bankruptcy against Verenium or the institution against Verenium of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Verenium which shall remain undismissed or undischarged for a period of sixty (60) days.

5. Remedies. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note and the Letter Agreement are cumulative and concurrent, and may be pursued singly, successively or together against Borrower and any security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

6. Covenants and Waivers. Borrower hereby: (i) waives and renounces any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof or thereof; (ii) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waives any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waives any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agrees that the liability of Borrower and any guarantor, endorser or obligor, if applicable, shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consents to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Borrower. For the avoidance of doubt, neither Member (as defined in the Operating Agreement (as defined below)) of Borrower is a maker, endorser, guarantor or other obligor with respect to the Loan, this Note or any obligations evidenced hereby.

7. Other General Agreements.

7.1 Time is of the essence hereof.

7.2 This Note will be governed and construed in accordance with the laws of the State of New York, United States of America, to the exclusion of both its principles and rules on conflicts of laws and the provisions of the United Nations Convention on Contracts for the International Sale of Goods. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

7.3 This Note has been made and delivered at 28100 Torch Parkway, Warrenville, Illinois 60555 and all funds disbursed to or for the benefit of Borrower will be disbursed in Warrenville, Illinois.

7.4 This Note shall be binding upon and enforceable against Borrower and its successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

7.5 If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

7.6 If the interest provisions herein shall result, at any time during the term of the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect by notice in writing to Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence.

7.7 Lender may at any time assign its rights in this Note or any part thereof and transfer its rights in any collateral, and Lender thereafter shall be relieved from all liability with respect to any such collateral. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

7.8 The Loan is a business loan which comes within the purview of Section 205/4, paragraph (h)(1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

7.9 The Loan shall constitute a member loan under Section 5.6 of that certain Operating Agreement of Borrower, dated as of August 1, 2008, as amended from time to time, (the “Operating Agreement”). Borrower represents and warrants to Lender that requisite member approval has been obtained under the Operating Agreement to enable the Loan to constitute a member loan under Section 5.6 of the Operating Agreement.

8. Notices. Any notices, communications and waivers under this Note shall be in writing and shall be (i) delivered in person, (ii) sent by facsimile, (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iv) by overnight express carrier, addressed in each case as follows:

To Borrower:	Galaxy Biofuels LLC
28100 Torch Parkway
Warrenville, Illinois 60555

To Lender:	BP Biofuels North America LLC
28100 Torch Parkway
Warrenville, Illinois 60555

To Verenium:	Verenium Corporation
55 Cambridge Parkway
Cambridge, MA 02142
Attention: James Levine
EVP and Chief Financial Officer
Fax: (617) 674-5353

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by facsimile, on the same business day sent, (iii) if sent by overnight, express carrier, then on the next day immediately following the day sent, or (iv) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

9. Dispute Resolutions. Any dispute arising under this Note shall be subject to the dispute resolution procedures in Section 13.2 of the Operating Agreement.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first written above.

BORROWER:
GALAXY BIOFUELS LLC,
a Delaware limited liability company

By:	BP Biofuels North America LLC
	By:	/s/ Susan Ellerbusch
	Name:	Susan Ellerbusch
	Title:	President

By:	Verenium Biofuels Corporation
	By:	/s/ Carlos A. Riva
	Name:	Carlos A. Riva
	Title:	President

Solely for Purposes of

Acknowledging and Agreeing

to the terms set forth in Section 7.9:

VERENIUM BIOFUELS CORPORATION,

a Delaware corporation

By:	/s/ Carlos A. Riva
Name:	Carlos A. Riva
Title:	President

ANNEX ATTACHED

TO

MASTER PROMISSORY NOTE

Date of Advance	Amount Advanced	Aggregate Amounts Advanced (excluding accrued interest pursuant to Section 3.1(a) of the Master Promissory Note)